Exhibit 1.1

[●] Shares

REVEN HOUSING REIT, INC.

Common Stock

UNDERWRITING AGREEMENT

[●], 2017

Ladenburg Thalmann & Co. Inc.,

as Co-Representative of the several

Underwriters named in Schedule I

attached hereto

277 Park Ave, 26th Floor

New York, New York 10172

Wedbush Securities Inc.,

as Co-Representative of the several

Underwriters named in Schedule I

attached hereto

1000 Wilshire Boulevard, 9th Floor

Los Angeles, CA 90017

Ladies and Gentlemen:

Reven Housing REIT, Inc., a Maryland corporation (the “Company”) and Reven Housing REIT OP, L.P., a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), confirm their respective agreements with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) and Wedbush Securities Inc. (“Wedbush”) and each of the other underwriters named in Schedule I attached to this agreement (this “Agreement”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Ladenburg and Wedbush are acting as representative (in such capacity, each a, “Co-Representative,” and collectively, the “Representative”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), set forth in Schedule I hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option to purchase up to [●] additional shares of Common Stock to cover over-allotments, if any, on the terms set forth in Section 2(b) hereof. The aforesaid shares of Common Stock set forth in Schedule I hereto (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Operating Partnership understand that the Underwriters propose to make a public offering of the Securities as soon as the Representative deems advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-11 (No. 333-217722), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [●] [a.m./p.m.], Eastern time, on [●], 2017 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the prospectus that is included in the Registration Statement as of the Applicable Time and the information included on Schedule II hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule II hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

1.            Representations and Warranties.

(a)          Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represent and warrant to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

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(i)          Registration Statement and Prospectuses. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto has (A) been prepared by the Company in conformity with the requirements of the 1933 Act and the 1933 Act Regulations; (B) been filed with the Commission under the 1933 Act; (C) become effective under the 1933 Act, and (D) been delivered by the Company to the Representative. The Company has complied with all requests of the Commission for additional or supplemental information to the Commission’s satisfaction. No stop order suspending the effectiveness of the Registration Statement, the Rule 462(b) Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.

Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, conformed and will conform in all material respects, at the time it became effective, to the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto), any supplement thereto or any prospectus wrapper prepared in connection therewith, and the Prospectus conformed in all material respects when filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations to the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)         Accurate Disclosure. Neither the Registration Statement, nor any Rule 462(b) Registration Statement nor any amendment thereto, at the time it became effective, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the General Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

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The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), any Rule 462(b) Registration Statement, the General Disclosure Package, any individual Issuer Limited Use Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto (including any prospectus wrapper)), made in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts” and the information in the second and third paragraphs and in the last sentence of the fourth paragraph under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” in the Prospectus (collectively, the “Underwriter Information”).

(iii)        Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations. The Company has not made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representative. The Company has retained in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the 1933 Act Regulations. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If a “road show” (as defined in Rule 433(h)) is conducted, the Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any such “road show” is required in connection with the offering of the Securities.

(iv)       Company Not Ineligible Issuer. The Company was not, at the time of filing of Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities, and at the date hereof is not, an “ineligible issuer” (as defined in Rule 405 of the 1933 Act Regulations), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)        Independent Accountants. Squar Milner, LLP, whose report appears in the Registration Statement, and is included in the General Disclosure Package and Prospectus, is an independent public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board (including the rules and regulations promulgated by such entity). Squar Milner, LLP has not during the periods covered by the financial statements included in the Registration Statement, General Disclosure Package and Prospectus, provided to the Company any non-audit services, as such term is defined in Section 10A(g) of the Securities Exchange Act of 1934, as amended (“1934 Act”), except as permitted by Section 10A(h) of the 1933 Act.

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(vi)        Financial Statements; Non-GAAP Financial Measures. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, General Disclosure Package and Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the 1933 Act, are accurate in all material respects and present fairly the financial position of the Company on a consolidated basis at the date indicated; said financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, General Disclosure Package and Prospectus present fairly the information shown therein in all material respects and have been compiled on a basis consistent with that of the audited financial statements included therein. No other financial statements or supporting schedules of the Company or any of its subsidiaries are required to be included in the Registration Statement, General Disclosure Package or Prospectus under the 1933 Act and the 1933 Act Regulations. All disclosures contained in the Registration Statement, General Disclosure Package or Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vii)       No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, General Disclosure Package and Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in or affecting the business affairs, business, earnings, condition (financial or otherwise), results of operations, stockholders’ equity, properties, management or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to such entities considered as one enterprise, nor have there been any liabilities or obligations, direct or contingent, incurred by the Company, that are material to such entities considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of the capital stock or other equity interest of such entity.

(viii)      Good Standing of the Company. The Company has been duly organized, is validly existing and in good standing as a corporation under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus and to enter into and perform its obligations under this Agreement and, as the sole member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect.

(ix)        Good Standing of the Operating Partnership. The Operating Partnership has been duly formed, is validly existing and in good standing as a limited partnership under the laws of the State of Delaware with full partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus and to enter into and perform its obligations under this Agreement. The Operating Partnership is duly qualified as a foreign partnership to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its businesses, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. The Company is the sole member of the sole general partner of the Operating Partnership. The aggregate percentage interests in the Operating Partnership of the Company and the sole general partner of the Operating Partnership are at the date hereof, and, after giving effect to the offering of the Securities and the related transactions, will be at the Closing Time, as set forth in the General Disclosure Package.

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(x)         Good Standing of Subsidiaries. Each subsidiary (as defined below) of the Company has been duly organized, is validly existing and (as applicable) in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, General Disclosure Package and Prospectus, and is duly qualified to transact business and in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to be so qualified or in good standing would not, singly or in the aggregate, result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not, and will not upon consummation of the offering of the Securities and the related transactions, own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Exhibit 21 to the Registration Statement. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership.

(xi)        Partnership Agreement. The Agreement of Limited Partnership of the Operating Partnership (the “Partnership Agreement”), has been duly and validly authorized, executed and delivered by the sole general partner of the Operating Partnership and by each of the limited partners of the Operating Partnership, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law.

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(xii)       Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, General Disclosure Package and Prospectus under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, General Disclosure Package and Prospectus or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Registration Statement, General Disclosure Package and Prospectus, including limited partner interests and preferred limited partner interests in the Operating Partnership). The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The issued and outstanding limited partnership interests in the Operating Partnership have been duly authorized for issuance by the Operating Partnership to the Company and are validly issued and fully paid, conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. The issuance of such limited partnership interests in the Operating Partnership was exempt from registration or qualification under the 1933 Act and applicable state securities laws. The Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder conform in all material respects to the descriptions thereof contained in the Registration Statement, General Disclosure Package and Prospectus. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including limited partnership interests in the Operating Partnership or other ownership interests of the Operating Partnership or exchange any securities for shares of the Company’s capital stock, are outstanding.

(xiii)       Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership, and is a valid and binding agreement, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xiv)      Authorization and Description of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Registration Statement, General Disclosure Package and Prospectus, will be issued in compliance with federal and state securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, General Disclosure Package and Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder. The certificates to be used to evidence title to the Common Stock will be in substantially the form filed as an exhibit to the Registration Statement and will, at the Closing Time and on each Date of Delivery (if any) be substantially in such form.

(xv)       Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the 1933 Act.

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(xvi)      Absence of Violations and Defaults. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, bylaws or similar organizational documents, (B) in default, nor has any event occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, license or other agreement or instrument to which the Company or any subsidiary is a party or by which it is bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, in violation of any federal, state, local or foreign statute or rule, or any order, rule or regulation of any arbitrator, court or governmental, regulatory or administrative agency or body or any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”).

(xvii)     Absence of Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, General Disclosure Package and Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and the compliance by the Company and the Operating Partnership with their respective obligations hereunder have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, bylaws or similar organizational documents of the Company or any of its subsidiaries, or, except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xviii)    Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xix)       Employee Matters. Neither the Company nor any subsidiary has been notified that any executive officer or key employee of the Company or the Operating Partnership plans to terminate his, her or their employment with his or her current employer. Neither the Company, the Operating Partnership nor any executive officer or key employee of the Company or the Operating Partnership is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Operating Partnership as described in the Registration Statement, General Disclosure Package and Prospectus.

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(xx)        Employee Benefits. (A) The Company and each of its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); (B) no “reportable event” (as defined in ERISA) has occurred with respect to any “employee benefit plan” (as defined in ERISA) for which the Company or any of its subsidiaries or ERISA Affiliates would have any liability; (C) the Company and each of its subsidiaries or their ERISA Affiliates have not incurred and do not reasonably expect to incur liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; and (D) each “employee benefit plan” for which the Company and each of its subsidiaries or any of their ERISA Affiliates would have any liability that is intended to be qualified under Section 401(a) of the Code, is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; except, in the cases of (A), (B), and (C), as would not reasonably be expected to have a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c) or (m) of the Code or Section 4001(b)(1) of ERISA of which the Company or such subsidiary is a member.

(xxi)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened against the Company or any subsidiary, which is required to be disclosed in the Registration Statement, General Disclosure Package or Prospectus, or which would reasonably be expected to result in a Material Adverse Effect, or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company and the Operating Partnership of their obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, General Disclosure Package and Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

(xxii)      Accuracy of Descriptions. The statements made in the Registration Statement, General Disclosure Package and Prospectus, insofar as they purports to constitute a summary of the terms of the Common Stock, or summaries of the terms of statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents, including, without limitation, statements made under the captions “Prospectus Summary—Our Company,” “Prospectus Summary—Our History,” “Prospectus Summary—Key Developments in the Last 18 Months,” “Prospectus Summary—Our Structure,” “Prospectus Summary—Summary Risk Factors,” “Prospectus Summary—Restrictions on Ownership and Transfer,” “Prospectus Summary—Lock-Up Agreements,” “Prospectus Summary—Distribution Policy,” “Prospectus Summary—Our Tax Status,” “Risk Factors,” “Use of Proceeds,” “Distribution Policy,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Our Business and Investments—Our Company,” “Our Business and Investments—Our History and Structure,” “Our Business and Investments—Insurance,” “Our Business and Investments—Regulation,” “Management—Directors’ and Officers’ Liability Insurance,” “Management—Narrative Disclosure to Summary Compensation Table,” “Management—Summary of the Amended and Restated 2012 Incentive Compensation Plan,” “Description of Capital Stock,” “Certain Relationships and Related Party Transactions,” “Shares Eligible for Future Sale,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Operating Partnership and the Partnership Agreement,” “Material Federal Income Tax Considerations,” “ERISA Considerations” and “Underwriting,” are accurate and fair summaries of the terms of such Common Stock, statutes, rules or regulations, legal matters or governmental proceedings or agreements, contracts and other documents in all material respects. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Registration Statement, General Disclosure Package or Prospectus are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to any indemnification provisions contained therein, except as rights under those provisions may be limited by applicable law or policies underlying such law. The Company’s operating policies, investment guidelines and other policies described in the Registration Statement, General Disclosure Package and Prospectus accurately reflect in all material respects the current intentions of the Company with respect to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

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(xxiii)     Accuracy of Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, General Disclosure Package or Prospectus that are not described and, in the case of documents required to be filed as exhibits to the Registration Statement, that are not filed as required.

(xxiv)     Absence of Further Requirements. No consent, approval, authorization, license or order of, or filing or registration of or with, any Governmental Entity is necessary or required for the execution, delivery and performance by the Company or any subsidiary of its obligations hereunder, in connection with the offering, issuance and sale of the Securities hereunder, or its consummation of the transactions contemplated by this Agreement or the Registration Statement, the General Disclosure Package and the Prospectus, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Registration Statement, General Disclosure Package and Prospectus, except such as have been obtained or made and except for such as have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of The Nasdaq Stock Market LLC (“Nasdaq”), applicable state or foreign securities laws or the bylaws and rules of FINRA.

(xxv)     Possession of Licenses and Permits. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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(xxvi)    Title to Personal Property. Each of the Company and its subsidiaries has good and marketable title in fee simple to all of its real property and buildings owned by it and good and marketable title to all of its assets and personal property owned by it, in each case free and clear of all liens, encumbrances and defects, except such as are described in the Registration Statement, General Disclosure Package and Prospectus or such as would not materially affect the value of such property and would not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings and assets and personal property held under lease by the Company and any its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company and its subsidiaries under any such leases or affecting or questioning the rights of the Company and its subsidiaries to be in the continued possession of the leased premises under such leases.

(xxvii)   No Acquisitions or Dispositions. (A) There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by any of the Company or its subsidiaries of interests in assets or real property that are required to be described in the Registration Statement, General Disclosure Package and Prospectus that are not so described; and (B) except as described in the Registration Statement, General Disclosure Package and Prospectus, neither the Company nor any of its subsidiaries has sold any real property to a third party during the immediately preceding 12 calendar months.

(xxviii)  Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any subsidiary has violated is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous materials as defined by or regulated under any Environmental Laws (as defined below) (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or known threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company.

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(xxix)     Accounting Controls. The Company and each of its subsidiaries (A) make and keep accurate books and records and (B) maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”)) and a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization, (2) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability for its assets, (3) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the most recent evaluation of such system of internal accounting controls, there has been no material change in internal control over financial reporting, including any corrective actions with regard to significant deficiencies or material weaknesses. Neither the Company’s board of directors nor the audit committee thereof has been informed, nor is the Company aware, of any significant deficiencies or material weaknesses in the design or operation of the Company’s internal controls or any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxx)      Disclosure Controls. The Company has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under 1934 Act Regulations). Such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting the Company’s principal executive officer and principal financial officer to material information required to be included in the Company’s periodic reports required under the Exchange Act.

(xxxi)     Compliance with the Sarbanes-Oxley Act. The Company is in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing provisions thereof (the “Sarbanes-Oxley Act”) that are currently effective. The Company has not, directly or indirectly, including through any subsidiary, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any executive officer of the Company or the Operating Partnership, or to or for any family member or affiliate of any director or executive officer of the Company or the Operating Partnership.

(xxxii)    Critical Accounting Policies. Note 2 to the Company’s audited consolidated financial statements as of and for the fiscal years ended December 31, 2016 and 2015, as included in the Registration Statement, General Disclosure Package and Prospectus, accurately and fully describes, in all material respects, (A) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

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(xxxiii)   Federal Tax Status. The Company is organized and will be operated in conformity with the requirements for qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) commencing with the taxable year ended December 31, 2017. Upon completion of the offering contemplated hereby, the top five individual owners of shares of Common Stock, calculated in accordance with the attribution rules under the Code, collectively will own less than 50% of the outstanding Common Stock. The present and contemplated ownership and method of operation of the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable years ending December 31, 2017 and thereafter. Neither the Company nor any of its subsidiaries has taken any action that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time, and the Company does not know of any event that would reasonably be expected to cause the Company to fail to qualify as a REIT under the Code during any such time. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization, ownership and proposed method of operation set forth in the Registration Statement, the General Disclosure Package and the Prospectus are true, correct and complete in all material respects. Each of the Company’s direct or indirect subsidiaries (if any) that is classified for U.S federal income tax purposes as a corporation will be a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code commencing with the taxable year ended December 31, 2017, and the Company is not aware of any fact that would negatively impact such qualification. Each other direct and indirect subsidiary of the Company has been properly treated since formation, and will continue to be properly treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) within the meaning of Section 7701 of the Code and all applicable regulations under the Code and no election has been made to the contrary. The Operating Partnership is currently classified as a disregarded entity. Following such time as the Operating Partnership is treated for U.S federal income tax purposes as having more than one owner, it will be treated as a partnership within the meaning of Sections 7701(a)(2) and 761(a) of the Code and not as a publicly traded partnership taxable as a corporation under Section 7704 of the Code.

(xxxiv)   Payment of Taxes. The Company and its subsidiaries (A) have paid all material federal, state, local and foreign taxes (whether imposed directly, through withholding or otherwise and including any interest, additions to tax or penalties applicable thereto) required to be paid through the date hereof, other than those being contested in good faith by appropriate proceedings and for which adequate reserves have been provided on the books of the applicable entity, (B) have timely filed all material tax returns required to be filed through the date hereof, and all such tax returns are correct and complete in all material respects, and (C) have established adequate reserves for all taxes that have accrued but are not yet due and payable. The charges, accruals and reserves on the books of the Company and its subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect. No tax deficiency has been asserted against the Company or any of its subsidiaries, nor does any such entity know of any tax deficiency that is likely to be asserted and, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect.

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(xxxv)    Possession of Intellectual Property. The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and the Company has no reason to believe that the conduct of its and its subsidiaries’ business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, or claim by others challenging the rights of the Company or any subsidiary in or to such rights. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding, or claim by others that the Company or any subsidiary infringes, misappropriates, or otherwise violates any such rights of others. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held by the Company and its subsidiaries.

(xxxvi)   Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business and in such amounts as are commercially reasonable for the value of the properties, in the aggregate, by the Company and its subsidiaries, and all such insurance is in full force and effect. The Company has no reason to believe that it or the Operating Partnership will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxvii)  Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described under “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Prospectus will be required, to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxxviii) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has taken no action which would directly or indirectly violate Regulation M or which would constitute a special selling effort as such term is defined under Regulation M.

(xxxix)   Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of such entity is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA.

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(xl)        Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xli)       No Conflicts with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representatives of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the net proceeds of the sale of the Securities, or lend, contribute or otherwise make available such net proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xlii)      Distribution of Offering Material. The Company and its subsidiaries have not distributed and, prior to the later to occur of the Closing Time and the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representative has consented in accordance with Section 3(j) hereof.

(xliii)     Restrictions on Distributions. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, General Disclosure Package and Prospectus.

(xliv)     No Equity Awards. Except for any grant disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase or receive Common Stock or limited partnership interests in the Operating Partnership pursuant to an equity-based compensation plan or otherwise.

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(xlv)      No Finder’s Fee. Except for the Underwriters’ discounts and commissions payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xlvi)     No Underwriting Compensation. Except for the amounts payable by the Company to the Underwriters in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company has not (i) paid, issued or otherwise delivered any item of value or (ii) entered into any agreement or arrangement (including, without limitation, any consulting agreement or any other type of agreement) that provides for the payment, issuance or other delivery of any item of value to, any underwriter or related person (as defined by FINRA rules), in each case during the period commencing 180 days period prior to the initial filing date of the Registration Statement. No proceeds from the sale of the Securities will be paid to any FINRA member participating in the offering, or any persons associated or affiliated with a FINRA member participating in the Offering, except as specifically authorized herein. To the Company’s knowledge, no affiliate of the Company has made a subordinated loan to any member of FINRA.

(xlvii)    No FINRA Affiliations. There are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or 5% or greater securityholders, except as previously disclosed in the questionnaires delivered by such officers, directors and 5% or greater securityholders to counsel to the Representative.

(xlviii)   Listing; Registration. The shares of Common Stock are listed on the Nasdaq Capital Market, the Company is currently in compliance in all material respects with all continued listing standards and corporate governance standards of the Nasdaq Capital Market and the Company has no knowledge of any proceeding intended to suspend or terminate listing of its securities on the Nasdaq Capital Market. The Company has no reason to believe that it will not in the foreseeable future continue to be in material compliance with all such standards. The Common Stock is registered under Section 12(b) of the 1934 Act. The Company has filed with Nasdaq all required notices and applications relating to the listing of the Securities on Nasdaq and, upon issuance, the Securities will be listed on Nasdaq.

(xlix)      Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described in the Registration Statement, General Disclosure Package or Prospectus which is not so described.

(l)          No Integration. Neither the Company nor the Operating Partnership has sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the 1933 Act Regulations or the interpretations thereof by the Commission.

(li)         Lending Relationship. Except as disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company (A) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (B) does not intend to use any of the net proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

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(lii)        No Ratings. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act).

(liii)      Statistical and Market-Related Data. All statistical and market-related data included in the Registration Statement, General Disclosure Package and Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate, and such data agree with the sources from which they are derived, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(b)         Officer’s Certificates. Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company and the Operating Partnership, as to matters covered thereby, to each Underwriter.

2.            Sale and Delivery to Underwriters; Closing.

(a)          Initial Securities. Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees, to purchase from the Company, at the price per share set forth in Schedule I, the number of Initial Securities set forth opposite such Underwriter’s name in Schedule I attached hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)          Option Securities. In addition, subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock, at the price per share set forth in Schedule I, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule I opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

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(c)          Delivery of and Payment for the Securities. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Date of Delivery as specified in the notice from the Representative to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Ladenburg and/or Wedbush, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities and the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)          Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Initial Securities and any Option Securities shall be delivered by or on behalf of the Company to the Representative, through the facilities of The Depository Trust Company, for the account of the several Underwriters. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

3.            Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, covenant with each Underwriter as follows:

(a)          Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A, and will notify the Representative immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

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(b)          Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will (A) promptly give the Representative notice of such event, (B) furnish the Representative with copies of any such documents prior to such proposed filing or use, as the case may be, (C) promptly prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (D) promptly file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required by the 1933 Act to be delivered in connection with sales of the Securities and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

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(c)          Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)          Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)          Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (subject to Rule 158 under the 1933 Act).

(f)          Use of Proceeds. The Company will use the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, General Disclosure Package and Prospectus under the caption, “Use of Proceeds.”

(g)          Listing. The Company will use its best efforts to effect and maintain the listing of the Common Stock (including the Securities) on the Nasdaq.

(h)          Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Company and the Operating Partnership will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation limited partnership interests in the Operating Partnership, or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the General Disclosure Package and Prospectus, or (C) any shares of Common Stock, limited partnership interests in the Operating Partnership, dividend equivalent rights or other equity-based awards issued, or options to purchase Common Stock granted, pursuant to existing employee benefit plans of the Company referred to in the General Disclosure Package and Prospectus (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the General Disclosure Package and the Prospectus).

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(i)           Reporting Requirements. The Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act.

(j)           Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer General Use Free Writing Prospectuses listed on Schedule II hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k)          No Manipulation. Except as contemplated herein or in the General Disclosure Package and the Prospectus, each of the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(l)           Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(m)         Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Common Stock.

(n)          Sarbanes-Oxley. The Company will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(o)          Notification of Material Events. The Company, during the period when the Prospectus is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Representative of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Underwriters for the Company to prepare any necessary amendment or supplement to the Prospectus so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

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(p)          Right of First Offer. Ladenburg will have the exclusive right of first offer to act as the lead left book running manager or lead placement agent and Wedbush will have the exclusive right of first offer to act as joint book running manager or joint lead placement agent, for any public sale of debt or equity securities or private sale of equity securities (excluding sales to exclusively to employees) of the Company or subsidiary or successor of the Company (the “Right of First Offer”), for a period of two years from the date of this Agreement; provided, that the Representative will have a Right of First Offer for a period of three years from the date of this Agreement, if the aggregate gross proceeds of such public sales of debt or equity securities or private sales of equity securities equals or exceeds $150,000,000 (inclusive of the gross proceeds from this offering) as of the second anniversary of the date of this Agreement; provided, further, that in connection with any offering as to which either Ladenburg or Wedbush exercises its Right of First Offer to act as the sole book running manager or sole placement agent, certain investors shall be subject to a reduced discount, commission or placement agent fee, as applicable, in accordance with Section 3(d) of the letter agreement between the Company, Ladenburg and Wedbush dated as of June 20, 2017.

4.            Payment of Fees and Expenses.

(a)          Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock, transfer or other taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (v) the fees and expenses of any transfer agent or registrar for the Securities, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered or owned by the Company or its affiliates and used in connection with the road show, (vii) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Capital Market and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii) hereof.

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(b)          Structuring Fee. The Company agrees that, in addition to the expenses payable pursuant to Section 4(a), at the Closing Time and on each Date of Delivery, it will pay to Ladenburg and Wedbush a structuring fee equal to one half of one percent (0.5%) of the gross proceeds received by the Company from the sale of the Initial Securities or the Option Securities, as applicable, by deduction from the proceeds of such sale.

(c)          Underwriter Expenses. Except to the extent otherwise provided in Section 4(a) or Section 4(d) hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of counsel for the Underwriters.

(d)          Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5(o) or Section 9(a) hereof, the Company shall reimburse the Underwriters for up to $100,000 of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

5.            Conditions of Underwriters’ Obligations. The respective obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Operating Partnership of their respective covenants and other obligations hereunder, and to each of the following additional terms and conditions:

(a)          Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)          No Amendments or Supplements. No prospectus or amendment or supplement to the Registration Statement, the Prospectus, any preliminary prospectus or any Issuer Free Writing Prospectus shall be filed to which the Underwriters shall have reasonably objected in writing.

(c)          Opinion of Counsel for the Company and the Operating Partnership. At the Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of Greenberg Traurig LLP, counsel for the Company and the Operating Partnership, and the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-1 hereto and Exhibit A-2 hereto, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(d)          Opinion of Tax Counsel for the Company and the Operating Partnership. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Greenberg Traurig LLP, tax counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A-3 hereto and to such further effect as counsel to the Underwriters may reasonably request.

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(e)          Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion and 10b-5 statement, dated as of the Closing Time, of Graubard Miller, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(f)          Accountant’s Comfort Letter; Company Financial Information. At the time of the execution of this Agreement, the Representative shall have received from Squar Milner, LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)          Bring-down Comfort Letter; Company Financial Information. At the Closing Time, the Representative shall have received from Squar Milner, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(f) hereof, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)          Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect set forth in Exhibit B-1 hereto.

(i)           Certificate of the Chief Financial Officer and Chief Accounting Officer. At the time of execution of this Agreement, the Representative shall have received a certificate of the Chief Financial Officer and the Chief Accounting Officer of the Company, dated as of such date, in form and substance reasonably satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B-2. At the Closing Time, the Representative shall have received a certificate, dated as of the Closing Time, of the Chief Financial Officer and the Chief Accounting Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this Section 5(i) hereof remains true and correct as of the Closing Time.

(j)           Listing. At the Closing Time, the Company shall have taken all actions required by Nasdaq, including the timely filing of an appropriate notice of listing of additional shares, in order to effect the listing of the Securities.

(k)          No Objection. FINRA shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

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(l)           Lock-Up Agreements. At the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit C-1 hereto signed by the persons listed on Schedule III hereto (by power of attorney or otherwise).

(m)         Conditions to the Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Operating Partnership contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative shall have received:

(i)          Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(h) hereof remains true and correct as of such Date of Delivery.

(ii)         Opinion of Counsel for Company and the Operating Partnership. The favorable opinion and 10b-5 statement of Greenberg Traurig LLP, counsel for the Company and the Operating Partnership, and the favorable opinion of Venable LLP, Maryland counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iii)        Opinion of Tax Counsel for Company and the Operating Partnership. The favorable opinion of Greenberg Traurig LLP, tax counsel for the Company and the Operating Partnership, in form and substance satisfactory reasonably to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv)        Opinion of Counsel for Underwriters. The favorable opinion and 10b-5 statement of Graubard Miller, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(v)         Bring-down Comfort Letter; Company Financial Information. A letter from Squar Milner, LLP, in form and substance satisfactory to the Representative and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(vi)        Certificate of the Chief Financial Officer and Chief Accounting Officer. A certificate of the Chief Financial Officer and Chief Accounting Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative pursuant to Section 5(i) hereof.

(n)          Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

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(o)         Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive any such termination and remain in full force and effect.

6.            Indemnification.

(a)          Indemnification of Underwriters. The Company and the Operating Partnership agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)          against any and all loss, liability, claim, damage and expense whatsoever (except as set forth in clause (ii) below), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in (A) any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offing of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)         against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)        against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

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provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Company or the Operating Partnership may otherwise have.

(b)          Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information. The indemnity agreement set forth in this Section 6(b) shall be in additional to any other liabilities that each Underwriter may otherwise have.

(c)          Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action (including any governmental investigation) commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party shall be entitled, to the extent that it shall elect, jointly with any other indemnifying party similarly notified, to assume the defense of such action, with counsel reasonably satisfactory to the indemnified party, to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party, (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party, or (iv) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable fees and expenses of one separate counsel (and any additional local counsels) shall be paid by the indemnifying party. If the indemnifying party does not elect to assume the defense, then such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 6(a) hereof, and by the Company in the case of parties indemnified pursuant to Section 6(b) hereof. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)          Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.            Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Partnership, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Operating Partnership, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Partnership or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

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Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership. The Underwriters’ respective obligations to contribute pursuant to this Section 7 hereof are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule I hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

8.            Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Operating Partnership submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Operating Partnership and (ii) delivery of and payment for the Securities.

9.            Termination of Agreement.

(a)          Termination. The Representative may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or Nasdaq, or (iv) if trading generally on the Nasdaq Capital Market or the New York Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or state authorities.

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(b)          Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

10.           Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)          if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)          if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10 hereof.

11.           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Ladenburg Thalmann & Co. Inc., 277 Park Ave, 26th Floor, New York, New York 10172, Attention: Steven Kaplan (Fax: [●]) and Wedbush Securites Inc., 1000 Wilshire Blvd, Los Angeles, CA 90017, Attention: Burke Dempsey (Fax: (213) 688-6732), with a copy to Graubard Miller, 405 Lexington Avenue, 11th Floor, New York, New York 10174, Attention: David Alan Miller, Esq. (Fax: (212) 818-8881); notices to the Company and the Operating Partnership shall be directed to them at Reven Housing REIT, Inc., 875 Prospect Street, Suite 304, La Jolla, California 92037, Attention: Chad Carpenter (Fax: [●]); and with a copy to Greenberg Traurig LLP, 3161 Michelson Drive, Suite 1000, Irvine, California 92612, Attention: Daniel Donahue, Esq. (Fax: (949) 732-6501).

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12.           Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.           No Advisory or Fiduciary Relationship. The Company and its subsidiaries acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and its subsidiaries, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or its subsidiaries with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company or any of its subsidiaries with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and its subsidiaries, and (e) none of the Underwriters or legal counsel for the Underwriters has provided any legal, accounting, regulatory or tax advice to the Company or its subsidiaries with respect to the offering of the Securities and the Company and its subsidiaries have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

14.           Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Operating Partnership and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Operating Partnership and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

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15.          Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.          Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

17.           GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

18.           TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21.           Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Operating Partnership in accordance with its terms.

Very truly yours,

REVEN HOUSING REIT, INC.

By:
	Name:	Chad L. Carpenter
	Title:	President and Chief Executive Officer

REVEN HOUSING REIT OP, L.P.

By:
	Name:	Chad L. Carpenter
	Title:	President and Chief Executive Officer of Reven Housing GP, LLC, a Delaware limited liability company and the General Partner of Reven Housing REIT OP, L.P.

Accepted:

LADENBURG THALMANN & CO. INC.,
for itself and as Co-Representative of the
several Underwriters named in Schedule I
hereto

By:
Name:
Title:

WEDBUSH SECURITIES INC., for itself and as Co-Representative of the several Underwriters named in Schedule I hereto

By:
Name:
Title:

SCHEDULE I

PUBLIC OFFERING PRICE AND PURCHASE PRICE

The initial public offering price per share for the Securities shall be $[●].

The purchase price per share to be paid by the several Underwriters for the Securities shall be $[●], being an amount equal to the initial public offering price set forth above less $[●] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

UNDERWRITERS AND INITIAL SECURITIES

Underwriters	Number of Initial Securities
Ladenburg Thalmann & Co. Inc.
Wedbush Securities Inc.

Total

SCHEDULE II

ORALLY CONVEYED PRICING INFORMATION

1.	The Company is selling [●] shares of Common Stock.

2.	The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock.

3.	The initial public offering price per share for the Securities shall be $[●].

FREE WRITING PROSPECTUS

None.

SCHEDULE III

PERSONS DELIVERING LOCK-UP LETTERS

EXHIBIT A-1

FORM OF OPINION OF COUNSEL FOR THE COMPANY AND

THE OPERATING PARTNERSHIP

EXHIBIT A-2

FORM OF OPINION OF MARYLAND COUNSEL FOR THE COMPANY

EXHIBIT A-3

FORM OF OPINION OF TAX COUNSEL FOR THE COMPANY AND

THE OPERATING PARTNERSHIP

EXHIBIT B-1

CERTIFICATE OF THE COMPANY

REVEN HOUSING REIT, INC.

OFFICERS’ CERTIFICATE

[●], 2017

EXHIBIT B-2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER

REVEN HOUSING REIT, INC.

CERTIFICATE OF CHIEF FINANCIAL OFFICER AND CHIEF ACCOUNTING OFFICER

[●], 2017

EXHIBIT C-1

LOCK-UP LETTER AGREEMENT

[●], 2017

Ladenburg Thalmann & Co. Inc.,

as Co-Representative of the several

Underwriters named in Schedule I of

the Underwriting Agreement

277 Park Ave, 26th Floor

New York, New York 10172

Wedbush Securities Inc.,

as Co-Representative of the several

Underwriters named in Schedule I of

the Underwriting Agreement

1000 Wilshire Boulevard, 9th Floor

Los Angeles, CA 90017

Re:          Proposed Public Offering by Reven Housing REIT, Inc.

Ladies and Gentlemen:

The undersigned, a stockholder, officer and/or director of Reven Housing REIT, Inc., a Maryland corporation (the “Company”), understands that Ladenburg Thalmann & Co. Inc. and Wedbush Securities Inc. (collectively, the “Representative”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the Operating Partnership providing for a public offering (the “Offering”) of shares (the “Securities”) of the Company’s common stock, par value $.001 per share (the “Common Stock”). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder, officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 180 days from the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock (including, without limitation, limited partnership interests in the Company’s operating partnership, Reven Housing REIT OP, L.P.), whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right to request or require registration of any of the Lock-Up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities as follows without the prior written consent of the Representative, provided that (1) the Representative receives a signed lock-up agreement in the form hereof for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers (other than a filing on a Form 5 made after the expiration of the 180-day period referred to above):

•	as a bona fide gift or gifts; or

•	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

•	as a distribution to limited partners, members or stockholders of the undersigned; or

•	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s (or any other applicable) transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This letter agreement shall be terminated and shall be of no further force and effect if the Underwriting Agreement is terminated prior to the Closing (as defined in the Underwriting Agreement).

[Signature Page Follows]

Very truly yours,

(Name of Stockholder)

(Signature)

(Name of Signatory, If Stockholder Is an Entity)

(Title of Signatory, If Stockholder Is an Entity)